UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025 (June 16, 2025)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2025, EOG Resources, Inc. (EOG) entered into an underwriting agreement (Underwriting Agreement) with Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc., as representatives of the several underwriters identified therein (collectively, the Underwriters), relating to the sale of $500,000,000 aggregate principal amount of EOG’s 4.400% Senior Notes due 2028 (2028 Notes), $1,250,000,000 aggregate principal amount of EOG’s 5.000% Senior Notes due 2032 (2032 Notes), $1,250,000,000 aggregate principal amount of EOG’s 5.350% Senior Notes due 2036 (2036 Notes) and $500,000,000 aggregate principal amount of EOG’s 5.950% Senior Notes due 2055 (collectively with the 2028 Notes, 2032 Notes and 2036 Notes, the Notes, and such offering of the Notes, the Notes Offering), subject to the terms and conditions therein. The Underwriting Agreement contains customary representations and warranties on EOG’s part. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby EOG and the Underwriters have agreed to indemnify each other against certain liabilities.

The Notes Offering pursuant to the Underwriting Agreement is expected to close on July 1, 2025, subject to customary closing conditions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

EOG offered the Notes pursuant to a preliminary prospectus supplement and a final prospectus supplement, each dated June 16, 2025, as filed with the United States Securities and Exchange Commission on June 16, 2025 and June 18, 2025, respectively (collectively, the Prospectus Supplement), which forms part of EOG’s shelf registration statement on Form S-3 (Registration No. 333-283988). The Notes will be issued under an indenture, dated as of May 18, 2009, by and between EOG, as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, to be supplemented by the applicable officers’ certificates at the closing of the Notes Offering.

Relationships

As more fully described under the caption “Underwriting - Other Relationships” in the Prospectus Supplement, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with EOG in the ordinary course of business for which they received, or will receive, customary fees and expense reimbursement. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Such investments and trading in securities, investment recommendation activities or research views may involve securities and/or instruments of EOG or its affiliates. Certain of the Underwriters or their affiliates may have a lending relationship with EOG, and certain of those Underwriters or their affiliates may routinely hedge, and certain other of those Underwriters or their affiliates may hedge, their credit exposure to us, including potentially in the Notes, consistent with their customary risk management policies.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

*1.1	Underwriting Agreement, dated June 16, 2025, by and among EOG, Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Scotia Capital (USA) Inc. and the other underwriters named therein.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: June 20, 2025	By:	/s/ Ann D. Janssen
Ann D. Janssen
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)

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